UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 26, 2010
Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor
Bedminster, NJ 07921
(Address of principal executive offices)

(908) 450-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement.

On February 26, 2010, NPS Pharmaceuticals, Inc. (the “Company”) entered into an Agreement for Sale and Assignment of Rights (the “Agreement”) with a fund managed by DRI Capital, Inc., (the “Fund”), pursuant to which the Company sold, and the Fund purchased, the Company’s right to receive certain future royalty payments (the “Royalty Entitlement”) arising from sales of REGPARA® (cinacalcet HCl) subsequent to July 1, 2009 under its license agreement (the “Kyowa Kirin License”) with Kyowa Kirin Pharma, a wholly-owned subsidiary of Kyowa Kirin Holdings (“Kyowa Kirin”). Under the Agreement, the Company received an upfront purchase price of $38.4 million.  The Agreement also grants the Fund (i) the right to receive certain reports relating to the Royalty Entitlement, and (ii) certain audit rights relating to the Royalty Entitlement. If and when the Fund receives cumulative royalties of $96 million or 2.5 times the upfront purchase price, the agreement with the Fund will terminate and future royalty payments return to the Company.

In connection with the Agreement, the Company granted the Fund a security interest in the Kyowa Kirin License and certain of its patents and other intellectual property underlying the Kyowa Kirin License. In the event of a default by the Company under the Agreement, the Fund would be entitled to enforce its security interest in the property described above. The Agreement also contains other representations, warranties, covenants and indemnification obligations that are customary for a transaction of this nature.

The Company licensed cinacalcet HCl to Kyowa Kirin for the drug’s development and commercial sale in China, Japan, North and South Korea, and Taiwan.  Following review by the Pharmaceuticals and Medical Devices Agency (PMDA), Japan’s Ministry of Health, Labor and Welfare (MHLW) approved the drug for the treatment of patients with secondary hyperparathyroidism during dialysis therapy.  Kyowa Kirin began commercializing cinacalcet HCl in Japan as REGPARA® during the first quarter of 2008.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement of Sale and Assignment of Rights, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2010.

ITEM 2.02. Results of Operations and Financial Condition.

On March 2, 2010, the Company issued a press release announcing the Agreement with the Fund and the Company’s projected cash, cash equivalents and short- and long-term investments at December 31, 2009.  The contents of the Company’s press release, which is being furnished as Exhibit 99.1 hereto, are incorporated herein by this reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
99.1	Press Release of NPS Pharmaceuticals, Inc. dated March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 2, 2010	NPS PHARMACEUTICALS, INC.

		By:	/s/ EDWARD STRATEMEIER
Edward Stratemeier
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of NPS Pharmaceuticals, Inc. dated March 2, 2010.